SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 3, 1998

                           HIGHWOODS PROPERTIES, INC.
                           --------------------------
              (Exact name of registrant specified in its charter)

         Maryland                     1-13100                        56-1871668
         --------                     -------                        ----------
(State of Incorporation)      (Commission File Number)       (IRS Employer Identification No.)


         3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604
               (Address of principal executive offices, zip code)



       Registrant's telephone number, including area code: (919) 872-4924




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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 13, 1998, Highwoods Properties, Inc. (the "Company") completed its previously reported merger (the "J.C. Nichols Transaction") with J.C. Nichols Company, a Missouri real estate operating company ("JCN"), pursuant to a merger agreement dated as of December 22, 1997 (as amended on April 29, 1998, the "Merger Agreement"). Prior to consummation of the J.C. Nichols Transaction, J.C. Nichols had been subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, filed reports and other information with the Securities and Exchange Commission.

         As a result of the J.C. Nichols Transaction, the Company owns or has an ownership interest in 57 office, industrial and retail properties and 17 multifamily communities in the Kansas City metropolitan area. The following table sets forth certain information about the properties acquired in the Kansas City metropolitan area as of June 30, 1998:

                           JCN KANSAS CITY PROPERTIES

                      Wholly          Partially                        Weighted Average         Rentable
    Type of           Owned             Owned           Total              Ownership             Square         Percent
    Property        Properties       Properties       Properties           Interest               Feet          Leased
    --------        ----------       ----------       ----------           --------               ----          ------
Office                  24                2               26                  79%              1,459,000          95%
Industrial              13               ---              13                 100%                337,000          75%
Retail                  18               ---              18                 100%              2,443,000          96%
Multifamily             17               ---              17                 100%             1,906 Units         96%

         As a result of the J.C. Nichols Transaction, the Company also has an ownership interest in 22 office and industrial properties and one multifamily community in the Des Moines, Iowa area. The following table sets forth certain information about the properties acquired in the Des Moines metropolitan area as of June 30, 1998:

                           JCN DES MOINES PROPERTIES

                      Wholly          Partially                        Weighted Average         Rentable
    Type of           Owned             Owned           Total              Ownership             Square         Percent
    Property        Properties       Properties       Properties           Interest               Feet          Leased
    --------        ----------       ----------       ----------           --------               ----          ------
Office                 ---               21              21                    56%             1,345,000          96%
Industrial             ---                1               1                  49.5%              200,000          100%
Multifamily            ---                1               1                    65%             418 Units          98%

         Additionally, the Company acquired over 500 acres of land for future development in Kansas City and Des Moines.

         Under the terms of the Merger Agreement, the Company acquired all of the outstanding common stock, $.01 par value, of J.C. Nichols ("J.C. Nichols Common Stock"). Under the Merger Agreement, J.C. Nichols shareholders were entitled to receive either 2.03 shares of common stock, $.01 par value, of the Company ("Highwoods Common Stock") or $65 in cash for each share of J.C. Nichols Common Stock. However, the Merger Agreement limited the aggregate cash payment to J.C. Nichols shareholders to 40% of the total consideration. The exchange ratio reflects the average closing price of Highwoods Common Stock over the 20 trading days preceding the closing date of the J.C.

Nichols Transaction. The J.C. Nichols Transaction was valued at approximately $544 million and consisted of the issuance of approximately 5.63 million shares of Highwoods Common Stock, the assumption of approximately $229 million of debt, the incurrence of approximately $15 million in transaction costs and a cash payment of approximately $120 million, net of cash acquired of approximately $59 million.

         The properties acquired in the J.C. Nichols Transaction include the Country Club Plaza in Kansas City, of which the Company owns approximately 1.0 million square feet of retail space (encompassing 15 square blocks), approximately 940,000 square feet of office space and 510 apartment units. As of June 30, 1998, the Country Club Plaza was approximately 96% leased. The Country Club Plaza is presently undergoing an expansion and restoration expected to add approximately 800,000 square feet of retail, office and hotel space and 350 apartment units with an estimated cost of approximately $240 million. The Company intends to complete the development in the Country Club Plaza previously planned by J.C. Nichols.

         Upon completion of the J.C. Nichols Transaction, the Company has succeeded to the interests of J.C. Nichols in a strategic alliance with Kessinger/Hunter & Company, Inc. ("Kessinger/Hunter") pursuant to which Kessinger/Hunter manages and leases the office, industrial and retail properties in the greater Kansas City metropolitan area. The Company currently has a 30% ownership interest in the strategic alliance with Kessinger/Hunter and has two additional options to acquire up to a 65% ownership interest in the strategic alliance. The Company has also succeeded to the interests of J.C. Nichols in a strategic alliance with R&R Investors, Ltd. ("R&R") pursuant to which R&R manages and leases the properties in which the Company has an ownership interest in the Des Moines area. The Company has an ownership interest of 50% or more in each of the properties in the Des Moines area.

         As a result of the J.C. Nichols Transaction, the J.C. Nichols operations have become a division of the Company, Barrett Brady, former president and chief executive officer of J.C. Nichols, has become a senior vice president of the Company responsible for its midwest operations and approximately 100 employees of J.C. Nichols have joined the Company. In addition, Kay Nichols Callison has joined the Company's board of directors.

Item 5.  OTHER EVENTS

         On July 3, 1998, Highwoods Realty Limited Partnership (the "Operating Partnership") obtained a new $600 million revolving line of credit (the "Revolving Loan") from a group of 14 lender banks. The Revolving Loan was arranged and syndicated by NationsBanc Montgomery Securities LLC. NationsBank is the administrative agent, First Union National Bank is the syndication agent and Wells Fargo Bank is the documentation agent. Other lenders include: Managing Agents--Bank of America, CommerzBank AG, Wachovia Bank, Centura Bank, and PNC Bank; Co-Agents--Fleet National Bank, AmSouth Bank, and Dresdner Bank AG; and Participants--DG Bank, Mellon Bank and Firstrust Savings.

         The Revolving Loan matures in July 2001 and replaces the Operating Partnership's two existing revolving loans aggregating $430 million. The Revolving Loan carries an interest rate based upon the Operating Partnership's senior unsecured credit rating. At the Operating Partnership's current BBB/Baa2 senior unsecured rating, interest accrues on borrowings at an average interest rate of LIBOR plus 80 basis points. The Revolving Loan also includes a $300 million competitive bid sub-facility.

         The obligations of the Operating Partnership under the Revolving Loan are guaranteed by the Company, its sole general partner, and certain subsidiaries of the Company and the Operating Partnership.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired

                  It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed as soon as practicable, but not later than September 25, 1998.


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         (b)      Pro forma financial information

                  See text at Item 7(a)

         (c)      Exhibits

                  10.1 Credit Agreement among Highwoods Realty Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lenders named therein, dated as of July 3, 1998



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            HIGHWOODS PROPERTIES, INC.


                            By:   /s/ Carman J. Liuzzo
                                  __________________________________________
                                  Carman J. Liuzzo
                                  Vice President and Chief Financial Officer


Date: July 23, 1998